Exhibit 99.1

Former President and CEO of Kennecott Corporation and Rio Tinto Executive, Bobby Cooper, to lead Standard Metals Processing, Inc.

Company Appoints Bobby Cooper Chief Executive Officer

NEW YORK, August 20, 2015 /PRNewswire/ -- Standard Metals Processing, Inc., "SMPR," (OTCQB: SMPR), announced today that it has appointed Mr. Bobby Cooper as Chief Executive Officer.

Sharon Ullman, former CEO said, "I am pleased that Bobby has accepted the position of CEO and look forward to working with him in the future. We are confident that his leadership and experience will benefit our shareholders and create value for the years to come. As we implement our strategy of providing junior and mid-size mining firms royalty/streaming financing, toll milling and management expertise, Standard will be uniquely positioned to take advantage of the current market dislocation in the mining sector.”

“I am very pleased to accept the role of Chief Executive Officer,” said Bobby Cooper. “I look forward to building the Company’s business with my colleagues John Ryan and Tom Loucks. Together, we hope to offer a world class solution for mid-market mining companies. We believe we can enhance the Company’s core business model of mineral processing by adding the capability of royalty or metal streaming financing. The limited access to financing and processing currently available to independent, junior, and mid-size miners has created a significant business opportunity for Standard.” said Bobby Cooper, CEO of Standard Metals Processing, Inc.

Mr. Cooper is a seasoned mining industry executive with more than 40 years of diversified multi-site, multi-product mining industry experience. From 1993 to 1997, Mr. Cooper served as President of Kennecott Corporation, a wholly-owned subsidiary of Rio Tinto Group, a leading mining company. During his tenure at Kennecott, Mr. Cooper was responsible for the construction and operations of numerous active mines in North America including the operations at the Bingham Canyon Mine in Utah.

Mr. Cooper has also served as Chairman and Director of U.S. Silver, a silver producer located in Wallace, Idaho. In addition, he served as Chairman and Director of High Plains Uranium, a uranium exploration and production company, as director and CEO of Platinum Diversified Mining, a Special Purpose Acquisition Company (“SPAC”) listed on the London AIM, as director and Audit Committee Chair of Western Prospector, a Canadian based uranium company with mining properties in Mongolia, and as director and CEO of Ancash Mining, a private Peruvian poly-metallic project located in the Peruvian Andes.

He obtained a Bachelor of Arts degree in Business Administration from Arizona State University in 1972 and subsequently carried out graduate work in Industrial Technology and Mineral Economics.

About Standard Metals, Inc.

The Company intends to refocus its efforts into the acquisition and creation of royalty and streaming contracts with junior and mid-size mining companies in order to provide financing to develop or improve their mineral properties.

Royalty and streaming arrangements are structures that have been successfully implemented by companies such as Royal Gold, Franco-Nevada, Silver Wheaton, and others. These structures enable mine owners to obtain alternative, less dilutive financing in exchange for an interest in the form of a 'royalty' or a 'metals stream' contract.  The Company believes the current dislocation in mining capital markets presents an ideal time to raise capital and provide an alternate form of financing for junior and mid level companies.

Additionally, Standard intends to continue to seek opportunities to construct toll-milling facilities, both domestically and abroad in selective areas. The Company believes that it can organically grow the Company faster by providing needed processing facilities in order to spur the development of mines. In conjunction with providing toll milling solutions, our strategy would be to create royalties and stream contracts with the companies operating the mines who utilize the toll milling arrangement, thus generating two separate and discrete revenue streams from a single mining property.

Forward-Looking Statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements, as described in our reports filed with the Securities and Exchange Commission which are available for review at www.sec.gov, to differ materially from anticipated results, performance, or achievements. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE Standard Metals Processing, Inc.

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